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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 1, 2004 and March 14, 2003, with respect to the financial statements of Lark Technologies, Inc. for the years ended December 31, 2003 and 2002 included in the Registration Statement (Form S-3) and related Prospectus of Genaissance Pharmaceuticals, Inc. for the registration of 308,434 shares of its common stock.

/s/ Ernst & Young LLP

Houston, Texas
August 20, 2004

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm